SCHEDULE A

List of Funds Covered by the Distribution Agreement

(Amended as of November 17, 2022)

Name

JPMorgan Diversified Return International Equity ETF

JPMorgan Diversified Return Emerging Markets Equity ETF

JPMorgan Diversified Return U.S. Equity ETF

JPMorgan Diversified Return U.S. Mid Cap Equity ETF

JPMorgan High Yield Research Enhanced ETF1

JPMorgan Diversified Return U.S. Small Cap Equity ETF

JPMorgan International Bond Opportunities ETF

JPMorgan Ultra-Short Income ETF

JPMorgan U.S. Dividend ETF

JPMorgan U.S. Minimum Volatility ETF

JPMorgan U.S. Momentum Factor ETF

JPMorgan U.S. Quality Factor ETF

JPMorgan U.S. Value Factor ETF

JPMorgan USD Emerging Markets Sovereign Bond ETF

JPMorgan BetaBuilders Canada ETF

JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF

JPMorgan BetaBuilders Europe ETF

JPMorgan BetaBuilders Japan ETF

JPMorgan BetaBuilders MSCI US REIT ETF

JPMorgan Corporate Bond Research Enhanced ETF2

JPMorgan Municipal ETF

JPMorgan Ultra-Short Municipal Income ETF

JPMorgan U.S. Aggregate Bond ETF3

JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF

JPMorgan BetaBuilders U.S. Equity ETF

JPMorgan Core Plus Bond ETF

JPMorgan BetaBuilders International Equity ETF

JPMorgan BetaBuilders U.S. Mid Cap Equity ETF

JPMorgan Equity Premium Income ETF

JPMorgan International Growth ETF

JPMorgan BetaBuilders U.S Small Cap Equity ETF

JPMorgan Carbon Transition U.S. Equity ETF

JPMorgan Short Duration Core Plus ETF

JPMorgan ActiveBuilders Emerging Markets Equity ETF

JPMorgan ActiveBuilders International Equity ETF

[1]	To be renamed to JPMorgan BetaBuilders USD High Yield Corporate Bond ETF on or about February 1, 2023.
[2]	To be renamed JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF on or about February 1, 2023.
[3]	To be renamed JPMorgan BetaBuilders U.S. Aggregate Bond ETF on or about February 1, 2023.

Name

JPMorgan ActiveBuilders U.S. Large Cap Equity ETF

JPMorgan Income ETF

JPMorgan Active Value ETF

JPMorgan Inflation Managed Bond ETF

JPMorgan International Research Enhanced Equity ETF

JPMorgan Market Expansion Enhanced Equity ETF

JPMorgan Realty Income ETF

JPMorgan Climate Change Solutions ETF

JPMorgan Nasdaq Equity Premium Income ETF

JPMorgan Social Advancement ETF

JPMorgan Sustainable Consumption ETF

JPMorgan Sustainable Infrastructure ETF

JPMorgan Active Growth ETF

JPMorgan Active China ETF

JPMorgan Active Small Cap Value ETF

JPMorgan BetaBuilders Emerging Markets Equity ETF

JPMorgan BetaBuilders U.S. Growth ETF

JPMorgan BetaBuilders U.S. Value ETF

JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF

JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF

JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF

JPMorgan BetaBuilders U.S. TIPS 0-5 Year ETF

(signatures on following page)

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:
Name:
Title:

JPMORGAN DISTRIBUTION SERVICES, INC.

By:
Name:
Title: